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                                                                    EXHIBIT 10.4


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                            W. R. BERKLEY CORPORATION
                     DEFERRED COMPENSATION PLAN FOR OFFICERS
                           AS AMENDED JANUARY 1, 1991

Section 1. Effective Date

The effective date of this Plan is September 1, 1986. The Plan was subsequently amended on January 1, 1989 and January 1, 1991.

Section 2. Eligibility

Any officer of W. R. Berkley Corporation (the "Company"), or any President or Executive Vice President of any subsidiary or any officer of any subsidiary whose base salary is greater than or equal to $65,000, is eligible to participate in the Plan.

Section 3. Amount of Deferral

Prior to the beginning of each calendar year, a Participant may elect to defer receipt of:

(a) all or a portion of the Bonus Pay Compensation payable to the Participant for that year;

                                     and/or

(b) all or a portion of the Base Salary of the Participant for that year;

                                     and/or

(c) all or part of the Profit Sharing Excess Contributions (as defined below). For the purposes hereof, a Participant's "Profit Sharing Excess Contributions" for any year means the excess of (a) the contributions that would be made by the Company to the W. R. Berkley Corporation Profit Sharing Plan (the "Profit Plan") on behalf of the Participant for such year (exclusive of any pre-tax (401(k)) contributions), without taking into account the Profit Plan's limitations on a participant's earnings and maximum annual additions under Sections 401(a) (17) and 415 of the Internal Revenue Code, over (b) the actual amount of Company contributions (exclusive of pre-tax (401(k))contributions) allocated to the Participant under the Profit Plan for such year.

All amounts deferred will be classified as "Deferred Compensation."

Section 4. Type of Plan

The Plan is a non-qualified voluntary deferred compensation type of plan.

Section 5. Funding

The Company will not fund the amount of any Participant's Deferred Compensation. The amount of Deferred Compensation is secured only by the Company's promise to pay it from the assets of the Company

Section 6. Investment Income

A reasonable rate of interest will be credited to a Participant's account, from the first of the month following the date of the deferral, and will be compounded quarterly. The interest rate will be established by the Compensation Committee of the Board of Directors prior to the beginning of each year.


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Section 7. Deferral Period

A Participant may elect to defer his/her Bonus Pay Compensation and/or his/her Base Salary and/or his/her Excess Profit Sharing Contribution either (a) until a specified year in the future (but not later than his/her termination of employment) or (b) until his/her termination of service or retirement. The actual payment will be made or will commence within sixty days after the date specified or the actual date of termination of service or retirement.

Section 8. Form of Payment

A Participant may elect to receive his/her Deferred Compensation under the Plan in either a lump sum or in annual installments (not to exceed five), as specified by the Participant at the time the election to defer is made.

Section 9. Death Prior to Receipt

In the event that a Participant dies prior to receipt of any or all of the amounts payable to him/her pursuant to this Plan, any amounts that are then credited as Deferred Compensation will be paid to his/her designated beneficiary in a lump sum within sixty days following the Company's notification of the Participant's death.

At the time the election to defer is made, a Participant may designate a beneficiary under this Plan. The Participant may change the beneficiary by writing to the General Counsel of the Company. If a beneficiary is not named, the value of the Participant's Deferred Compensation Account will be paid to his/her estate.

Section 10. Effect of Election

An election to defer Compensation for any year will be irrevocable once the term to which it applies has commenced, and can be revoked or modified only on a showing of severe financial hardship as a result of an unanticipated emergency, as determined by the Compensation Committee of the Board of Directors of the Company.

Section 11. Participant's Rights Unsecured

The right of any Participant to receive future payments under the provisions of the Plan will be an unsecured contractual claim against the general assets of the Company. The Plan will not be funded. The Company will not be required to establish any special or separate fund or to make any segregation of assets to assure the payment of any amounts under the Plan.

Section 12. Statement of Account

Statements will be sent to each Participant by February 15th each year as to the value of his/her Deferred Compensation Account as of the end of the preceding December.

Section 13. Assignability

No right to receive payments hereunder will be transferable or assignable by a Participant, except by will or by the laws of descent and distribution.

Section 14. Administration

This Plan will be administered on a day-to-day basis on behalf of the Compensation Committee of the Board of Directors of the Company by the General Counsel of the Company, who will have the authority to adopt rules and regulations for carrying out the Plan. The Compensation Committee of the Board of Directors of the Company will have the authority to interpret, construe and implement the provisions of the Plan and to prescribe the form of the request for deferral of compensation under the Plan.


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Section 15. Amendment/Termination

This Plan may at any time or from time to time be amended, modified or terminated by the Board of Directors of the Company. No amendment, modification or termination will, without the consent of the Participant, adversely affect any amounts credited to such Participant's Deferred Compensation Account.

Section 16. Tax Treatment

Deferred Compensation and credited interest are taxed as ordinary income when payment is actually received. Distributions received from the Plan are not eligible for favorable tax treatment or rollovers as permitted under qualified plans.

Section 17. Other Benefits

The computation and basis for other Company provided benefits may be affected if a Participant elects to defer a portion of his/her Base Salary.



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                            W. R. BERKLEY CORPORATION
                     DEFERRED COMPENSATION PLAN FOR OFFICERS
                                  ELECTION FORM

In accordance with and subject to the W. R. Berkley Corporation Deferred Compensation Plan for Officers (the "Plan"), I hereby request to defer the
receipt of compensation for the year ending December 31,   , as follows:

    Amount of Bonus Pay to be Deferred:

    _____        (a)  ALL (100%)                                              OR
    _____        (b)  ___ %    (multiples of 10%)                             OR
    _____        (c)  $__      (multiples of $1,000)

    Amount of Base Salary to be Deferred:

    _____        (a)  25% (maximum)                                           OR
    _____        (b)  ___ %    (multiples of 10%)                             OR
    _____        (c)  $__      (multiples of $1,000)


    Amount of Excess Profit Sharing Contribution to be Deferred:

    _____        (a)  ALL (100%)                                              OR
    _____        (b)  ___ %    (multiples of 10%)                             OR
    _____        (c)  $__      (multiples of $1,000)

    Period of Deferral:

    _____        (a)  Year in which payments should be made or commence
                      (not later than termination of service)     _____       OR
    _____        (b)  Until termination of service or retirement

    Form of Distribution:

    _____        Lump sum                                                     OR
    _____        Annual installments ____________
                                        (not to exceed 5)



A Participant should contact his/her Tax Advisor prior to making an election to defer compensation.

I have received a copy of the Plan. I understand that, in the event of my death prior to receipt of all amounts payable to me pursuant to the Plan, the amount credited to my Deferred Compensation Account will be paid to my designated beneficiary in the form of a lump sum.

Beneficiary Name __________________________ Officer Name ______________________

Address ___________________________________ Address ___________________________

Beneficiary                                            Officer
Social Security No. _______________________ Social Security No.________________

_____________________________________ Date ____________________________________
Signature of Officer